EXHIBIT 1
AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of stock of ARYx Therapeutics, Inc.

EXECUTED this 21st day of November, 2008

GROWTH EQUITY OPPORTUNITIES FUND, LLC

By:          NEW ENTERPRISE ASSOCIATES 12,  LIMITED PARTNERSHIP
Sole Member

By:	NEA PARTNERS 12, LIMITED PARTNERSHIP
General Partner

By:	NEA 12 GP, LLC
General Partner

By:                            *
Eugene A. Trainor III
Administrative Manager

NEW ENTERPRISE ASSOCIATES 12, LIMITED PARTNERSHIP

By:	NEA PARTNERS 12, LIMITED PARTNERSHIP
General Partner

By:	NEA 12 GP, LLC
General Partner

By:                            *
Eugene A. Trainor III
Administrative Manager

NEA PARTNERS 12, LIMITED PARTNERSHIP

By:	NEA 12 GP, LLC
General Partner

By:                            *
Eugene A. Trainor III
Administrative Manager

NEA 12 GP, LLC

By:                             *
Eugene A. Trainor III
Administrative Manager

*
Michael James Barrett

*
Peter J. Barris

*
Forest Baskett

*
Ryan D. Drant

*
Patrick J. Kerins

*
Krishna Kolluri

*
C. Richard Kramlich

*
Charles M. Linehan

*
Charles W. Newhall III

*
Mark W. Perry

*
Scott D. Sandell

*
Eugene A. Trainor III

*/s/ Louis S. Citron
Louis S. Citron
As attorney-in-fact

This Agreement relating to Schedule 13D was executed by Louis S. Citron on behalf of the individuals listed above pursuant to a Power of Attorney a copy of which is attached hereto as Exhibit 2.